As filed with the Securities and Exchange Commission on June 18 , 2012

Registration No. 333-178156

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to the
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XR ENERGY INC.
 (Exact name of Registrant as specified in its charter)

Nevada	4932	27-085-1973
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Anthony P. Muratore
XR Energy Inc.
373 Smithtown Bypass, Suite 198
Hauppauge, New York 11788
Telephone: 631-913-8090
(Address and telephone number of Registrant's principal executive offices)

Anthony P. Muratore
XR Energy Inc.
373 Smithtown Bypass, Suite 198
Hauppauge, New York 11788
Telephone:631-913-8090
 (Address of principal place of business or intended principal place of business)

V Corp Services LLC
4675 W. Teco Avenue
Suite 240
Las Vegas, Nevada 89118
Phone: 888-528-2677
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC
10 Union  Avenue
Suite 5
Lynbrook, NY 11563
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	2,818,800	$0.25	(2)	$704,700	$82.24
Total	2,818,800	$0.25	(2)	$704,700	$82.24	(3)

(1)	Represents common shares currently outstanding to be sold by the selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling shareholders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.0.25 per share. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

XR ENERGY INC.

2,818,800 Shares of Common Stock

This prospectus relates to the resale of 2,818,800 shares of common stock of XR Energy Inc. which are issued and outstanding and held by persons who are our shareholders. The company will not receive any proceeds from these sales; the selling shareholders identified in this prospectus will receive all the proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The 2,818,800 shares of our common stock can be sold by selling shareholders at a fixed price of $0.25 per share. The fixed price of $0.25 has been determined arbitrarily. If all 2,818,800 shares are sold, the selling shareholders will receive an aggregate of $704,700 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS, INCLUDING BUT NOT LIMITED TO THOSE INVOLVING PENNY STOCKS . SEE “RISK FACTORS” AND “PLAN OF DISTRIBUTION” BEGINNING ON PAGE 9 AND ON PAGE 20 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2012

Dealer Prospectus Delivery Obligation

Until ________________2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,”  “us” or “XR Energy” refer to XR Energy Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

XR Energy Inc. was incorporated under the laws of the State of Nevada on August 31, 2009.  We were formed to offer energy consulting services to smaller sized middle market companies, specifically, those with less than $5,000,000 in revenues . The Company will analyze customer’s energy consumption and recommend energy saving solutions. We analyze the current natural gas consumption of clients and use this data to procure their natural gas requirements at a lower cost. From our inception to date, we have not generated any significant revenues.   Currently we have 20 customers for which we have procured natural gas and we receive a commission each time one of these customers purchases gas from the supplier . Given the fact that our customers purchase gas from third parties and we just act as the sales agent for such third party, we do not have any agreements with our customers. We currently have no employees other than our officers, two of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. Neither the Company, its officers, directors nor any of its shareholders have any agreements, arrangements or plans to enter into a change of control or other similar type of transaction.

Our offices are currently located at XR Energy Inc. c/o Anthony Muratore, 373 Smithtown Bypass, Suite 198, Hauppauge, New York 11788. Our telephone number is 631-913-8090. Our website is xrenergy.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	2,818,800 shares of common stock, par value $0.0001 per share.
Offering price :	$0.25, which is an arbitrary price we used based on the price per share offered by us in a private placement. This is a fixed price at which the selling shareholders may sell their shares.
Shares outstanding prior to offering:	22,818,800 shares of common stock.
Shares outstanding after offering:	22,818,800 shares of common stock.

Our executive officers and directors currently own 87.65% of our outstanding common stock.  As a result, our executive officers and directors have substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.
Going Concern Considerations:
The Company has a cumulative net loss of $29,680 from August 31, 2009 (inception) through March 31, 2012 .

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 9 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31,	March 31,	December 31,	December 31,
	2012	2010	2011	2010
	(Unaudited)	(Unaudited)

Current Assets	$16,142	$18,413	$16,922	$18,413

Total Assets	$16,142	$18,413	$16,922	$18,413

Current Liabilities	$4,725		$4,200	$2,100

Total Liabilities	$5,975		$5,450	$3,350

Total Stockholders' Equity	$10,167		$11,472	$15,063

Total Income	$1,445	$3,177	$7,683	$1,112

Total Expenses	2,750	$687	24,274	15,124

Net (Loss)	$(1,305)	$(2,490)	$(16,591)	$(14,012)

Basic and Diluted (Loss) Per Share	$(0.00)	0.00)	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding	22,818,800	22,776,800	22,792,800	22,715,489

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We have no operating history and may never be able to effectuate our business plan or achieve any significant revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on August 31, 2009.  We were formed to offer energy consulting services to smaller sized middle market companies, which are companies with less than $5,000,000 in revenues . We have no significant operating history and may not be able to successfully effectuate our business plan in a manner that will generate any revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	solicit customers interested in using our services;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have insufficient revenue to offset losses.

As we have minimal revenue, we are expecting losses over the next 12 months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We have a cumulative net loss of $46,533 as of March 31, 2012 . We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate significant revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has minimal revenues and incurred a cumulative net loss of $46,533 as of March 31, 2012 . Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the years ended December 31, 2010 and 2011 . Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. In addition, our executive officers have no direct experience in operating a business in the natural gas industry, either by direct employment or as consultants. Should specific industry knowledge be required in the future, it is the intention of our executives to retain the services of these consultants; however,  this may not be possible if sufficient funding is not raised or if we do not reach sustainable revenue levels. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing of our products and thereafter making them available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.  Additionally, due to their lack of experience, our executive officers may make wrong decisions and choices regarding the company’s marketing strategy and may not take into account standard managerial approaches which such companies commonly use. Our officers also lack experience in operating a public company that should also be noted by potential investors. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

The recent widespread economic downturn and uncertainty and turmoil in the equity and credit markets could adversely impact our potential clients, diminish the demand for our services and products, and harm our operations and financial performance.

The energy efficiency solutions marketplace has experienced rapid evolution and growth, but the recent economic recession has increased the reluctance of some of our potential commercial and industrial customers to invest in energy efficiency projects.  We are not sure if conditions in this market will worsen or improve during coming months or how customers will react as the economy continues its recovery. The recession also may cause reductions or elimination of utility or government energy efficiency incentive programs used to partially fund the costs of customer projects. In addition, increased competition as a result of the recession may result in lower sales, reduced likelihood of profitability, and diminished cash flow to us.

Further, the sales of energy efficiency solutions are usually made on the basis of short-term contracts, rather than long-term purchase commitments and consequently our clients may cancel, delay or otherwise modify their purchase commitments in response to economic pressures with little or no consequence to them and with little or no notice to us. Whether in response to an economic downturn affecting an industry or a client’s specific business including its bankruptcy or insolvency, any cancellation, delay or other modification in our clients’ orders could significantly reduce our revenue, impact our working capital, cause our operating results to fluctuate from period to period and make it more difficult for us to predict our revenue.

Because we face intense competition for business, our future results of operations and our future financial condition may be adversely affected.

The energy efficiency solutions market is highly competitive, and we expect competition to increase and intensify as the energy efficiency solutions market continues to evolve. We face strong competition primarily from lighting and lighting fixture manufacturers, gas appliances manufacturers, lighting fixture distributors, providers of energy efficiency upgrades and maintenance, other regional providers of energy efficiency solutions and local electrical and mechanical contractors and engineering firms.  As we extend energy efficiency offerings that are currently available to our public sector clients to our potential clients, we expect to face additional competition from providers of those services in the commercial and industrial market. We will compete primarily on the basis of client service and support, quality and scope of services and products, cost of services and products, ability to service clients on a national level, name recognition and financial resources and performance track record for services provided.

In addition to our existing competitors, new competitors such as large national or multinational engineering and/or construction companies could enter our markets.  Many of these current and potential competitors are better capitalized than we are, have longer operating histories and strong existing client relationships, greater name recognition, and more extensive engineering and sales and marketing capabilities. Competitors could focus their substantial resources on developing a competing business model or energy efficiency solutions that may be potentially more attractive to clients than our products or services. In addition, we may face competition from other products or technologies that reduce demand for gas and electricity. Our competitors may also offer energy efficiency solutions at reduced prices in order to improve their competitive positions.  Any of these competitive factors could make it more difficult for us to attract and retain clients, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our results of operations and financial condition.

If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our management team. In particular, Anthony Muratore, our president, and Tara Muratore, our treasurer and secretary, are critical to our overall management as well as our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow down our operations and may reduce our financial success. It is expected that each of our directors will devote between 20 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $100,000to fund our planned activities for the next twelve months. Although we currently have the ability to borrow up to $25,000 from Mr. Muratore, our president and a director, w e have no current plans or arrangements to raise this capital. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  I f we are unable to obtain necessary financing, we will likely be required to curtail our development plans. This could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our officers and directors own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our executive officers and directors presently own, in the aggregate, 87.65% of our outstanding common stock. As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Other shareholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other shareholders.  In addition, other shareholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such shareholders’ wishes.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-
 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, of which 22,818,800 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product. The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with result in investor losses.

The offering price of our common stock by our shareholders could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering was determined arbitrarily by us. It was not determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has never been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If our shares are quoted on the OTC Bulletin Board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located.  Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTC BB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over the Counter Bulletin Board (“OTCBB”) (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. Based on discussions with our auditors, accountants and counsel, we estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 2,818,800 shares of our common stock.  Of said shares, 118,800 shares were offered and sold by us at a purchase price of $0.25 per share to the selling shareholders in a private placement conducted from July 2010 through June 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation D the Securities Act. As of June 30, 2011, the Company terminated the offering having sold only 118,800 of the 400,000 shares offered in the private placement and raised $29,700 in gross proceeds. The balance of the shares included in this prospectus (2,700,000 shares) were issued by us to three consultants pursuant to consulting agreements which have currently expired pursuant to their terms.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.25 per share. The fixed price of $0.25 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of  June 15 , 2012 , by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security,  or investment power, which includes the power to dispose , or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Forty of the selling shareholders acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling shareholders at a purchase price of $0.25 per share in a private placement held from July 2010through June 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act.  Three of the selling shareholders acquired their shares pursuant to their respective consulting agreements.   None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 22,818,800 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling	Number of Shares Offered by Selling	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Shareholders	Shareholder	Shareholder	# of Shares	% of Class
			0	*
Andrew Vicari	900,000	900,000	0	*
RJB Consulting Inc.(2)	900,000	900,000	0	*
Stephen Giametta	900,000	900,000	0	*
Gordon Shoemaker	4,800	4,800	0	*
Sempire Corp. (3)	4,000	4,000	0	*
Joseph Reda	4,000	4,000	0	*
Joseph Luna	4,000	4,000	0	*
Michael Stack(3)	4,000	4,000	0	*
Balaram Stack(3)	4,000	4,000	0	*
Ravi R. Salickram	4,000	4,000	0	*
Thomas Allinder	4,000	4,000	0	*
Daniel Herrera	4,000	4,000	0	*

Timothy Delaney	4,000	4,000	0	*
Michael D. Solomon	4,000	4,000	0	*
Vincent Alagna	4,000	4,000	0	*
Joseph Neglia(4)	2,000	2,000	0	*
Peter Neglia(4)	2,000	2,000	0	*
Anthony J. Genova Jr.	2,000	2,000	0	*
Christopher McNamara	2,000	2,000	0	*
John Merkent	2,000	2,000	0	*
Gary Kaible	2,000	2,000	0	*
Douglas Herber	2,000	2,000	0	*
Glenn Lanaia	2,000	2,000	0	*
Anthony Dituro	2,000	2,000	0	*
Jay Oher	2,000	2,000	0	*
Lisa and Joseph Nappi	2,000	2,000	0	*
Evan Pomerantz	4,000	4,000	0	*
Geraldine Browne(5)	4,000	4,000	0	*
Vincent Browne(5)	4,000	4,000	0	*
Noel Browne(5)	4,000	4,000	0	*
David Dunne	4,000	4,000	0	*
Noreen Brouder	4,000	4,000	0	*
Bernard A. Fried	4,000	4,000	0	*
Barry Margulies	2,000	2,000	0	*
Jeff Zeiger	2,000	2,000	0	*
Alyssa Cohen(6)	2,000	2,000	0	*
Jason Cohen(6)	2,000	2,000	0	*
Robert Davis	2,000	2,000	0	*
Pargie Raiola	2,000	2,000	0	*
Joseph Fabio	2,000	2,000	0	*
Alexandra Simonelli	2,000	2,000	0	*
Barbara Ann C. Getz	2,000	2,000	0	*
Mitchell Cohen	2,000	2,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 22,818,800 shares of common stock issued and outstanding as of June 15 , 2012 .

(2)	StuartDavis exercises sole voting and dispositive power with respect to the shares held.

(3)	Chris Spencer exercises sole voting and dispositive power with respect to the shares held.

(4)	Michael and Balaram are brothers.

(5)	Joseph Neglia is the father of Peter Neglia.

(6)	Geraldine Browne is the sister of Noel Browne. Vincent Browne is the father of Noel and Geraldine Browne.

(7)	Alyssa and Jason Cohen are sister and brother.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.25 per share.

If a market will develop for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and ( d ) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 22,818,800 shares are issued and outstanding as of June 15 , 2012 .  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors. However, our Bylaws provide that a plurality of votes cast shall elect the directors while all other corporate actions are authorized by a majority of the votes cast. Accordingly, more than half the votes cast can approve or disapprove a corporate action, while the largest number of votes to be received by a candidate will result in having such candidate appointed as a director; a candidate does not necessarily have to obtain a majority of the votes cast in order to be appointed as a director.

The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company other than as described above.

We are not authorized to issue any shares of preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on August 31, 2009.  We were formed to offer energy consulting services to smaller sized middle market companies, which are those companies with less than $5,000,000 in revenues. The Company analyzes customer’s energy consumption and utilizes this data to recommend energy saving solutions in the procurement of future natural gas requirements. We make money from commissions paid to us from natural gas providers for the gas purchased from these providers by our clients . From our inception to date, we have generated minimal revenues.  We currently have no employees other than our officers, two of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. Neither the Company, its officers, directors nor any of its shareholders have any agreements, arrangements or plans to enter into a change of control or other similar type of transaction.

Our offices are currently located at XR Energy Inc. c/o Anthony Muratore, 373 Smithtown Bypass, Suite 198, Hauppauge, New York 11788. Our telephone number at such address is 631-913-8090. Our website is xrenergy.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Company is not a blank check company as defined in Rule 419 of the Securities Act of 1933. Pursuant to Rule 419(a)(2), a blank check company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Since our inception, we had a specific business plan - we were formed to offer energy consulting services to smaller sized middle market companies with revenues less than $5,000,000. Neither we nor any of our shareholders have any plan or intention to enter into a change of control or similiar transaction. As discussed below, although we have nominal assets and have minimal revenues since inception, we intend to focus on this business and are neither a blank check company nor a development stage company.

Business

The Company is an energy broker that provides energy consulting and solutions focused on assisting our clients in the procurement of natural gas at lower costs. It is not a utility company in its own right and, therefore, does not deliver power or natural gas in its own right.

Through March 31, 2012 we have generated $10,240 in commissions from twenty customers as a result of our arrangement with East Coast Power described below.

We provide energy consulting and implementation solutions focused on assisting our clients in the achievement of their energy efficiency goals.  We are not a utility company as we do not deliver power or natural gas. As an energy broker, we make our money from commissions paid by natural gas providers for every successful client we refer to them. Our principal operations are therefore focused more on administration activities in analyzing client energy usage; identifying savings for them by switching providers we have agreements with, and in selling these analysis services to new clients in the first place. This mode of operation significantly reduces capital and past experience required to operate our business. We will focus on deploying solutions to improve building energy efficiency and reduce energy-related expenditures. Our solutions include recommendations on energy efficient lighting upgrades, energy efficient mechanical and electrical retrofit and upgrade services. We will provide energy efficiency solutions across a range of facilities, from high-rise office buildings, distribution facilities, manufacturing plants, retail sites, mixed use complexes to small, local facilities.

We hope to be able to offer our clients a full range of services to address their energy efficiency goals based on our ability to identify and deliver significant returns on our clients’ investments, maximize their operational savings and reduce their maintenance costs.  Other we currently act solely as a sales agent for electricity and gas suppliers in New York State, we hope to be able to provide the following additional services:

Energy Consulting and Technical Services:  We could analyze each client’s energy consumption and operational needs and develop customized energy efficiency solutions.  Our energy consulting services would l include energy auditing and energy price reduction in deregulated markets. Our initial analysis will include a review of historical billing information provided by present utility providers. We will analyze historical usage and consumption patterns to determine the pricing and product spectrum of offerings available from local suppliers.

Implementation:  We can provide implementation services for a range of energy efficiency and renewable energy projects, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services. We would consider factors such as current facility infrastructure, best available technologies, building environmental conditions, hours of operation, energy costs, the choice of an energy service company (ESCO), available utility rebates, tax incentives, and installation, operation and maintenance costs of various efficiency alternatives.  This will allow us to provide our clients the most appropriate, effective technologies available in their marketplace. We expect to use local contractors that we will sub-contract any actual installation work in order to provide services to a greater geographic area.

We currently have an agreement with East Coast Power, LLC, which sells electricity and natural gas in the State of New York. Based on this agreement, we will receive $.04 net, per therm for natural gas for any business we refer to East Coast.  When natural gas is delivered, it is measured by the gas utility in 'therms' for billing purposes. A therm is equivalent to 100,000 Btu, or just over 97 cubic feet, of natural gas.  If we refer East Coast Power any clients, we receive four cents for natural gas the client purchases from them. If market conditions allow for an increase by East Coast in the price above $0.17 to our clients, the new mark-up first needs to be agreed upon between East Coast and us.

We also have an agreement with Lexington Power & Light LLC which sells one or more energy commodities to end users. If we refer custmoers to Lexington Power, Lexington will pay us $.04 per therm. This agreement si for one year term but is automatically renewable for additional one year periods; either pary has the right to terminate the agreement upon 30 days' prior notice.

We receive a commission each time a person whom we refer to East Coast or Lexington Power purchases gas from one of these suppliers. We do not have any agreements with these purchasers.

We will only receive commissions when the customer receives payment from the supplier. In accordance with the terms of the agreement with Lexington, we are to receive payment within 15 business days after each month once payment is received by Lexington. If the customer does not pay, we will not receive any commission. If Lexington incurs collection costs, our commissions will be net of such costs. If the customer files for bankruptcy, we will not receive any commission until all pre-petition debt has been paid in full.

We recognize revenue from consulting services and commissions from providers when they are actually received. Once received the commissions are non-refundable and are not related to the duration of the contract with clients and therefore they can be recognized as revenue when received.

When the Company was initially formed, management realized it would need the assistance of persons to assist in attracting customers and developing business strategies. Therefore we entered into consulting agreements with each of RJB Consulting and each of Messrs. Vicari and Giametta. RJB Consulting, through its principal St uart Davis, and Messrs. Vicari and Giametta made initial introductions to further our business objectives.

Mr. Giametta is a licensed attorney in the State of New York that we company believed could assist us in connection with legal matters or contracts that might arise. Mr. Vicari is a founder and partner at a medical billing company focused on hospitals in the New York area and we believed that it could leverage those relationships; however after a few months of analysis we recognized that we lacked the expertise to offer our services to this market. RJB Consulting assisted us with introducing us to our accountants, auditors and lawyers. The value of these three consulting agreements was $9,000 for the services period, which was only for a term of 6 months. Each of the three consultants was compensated by the issuance of restricted stock.

Competition

Deregulation of the gas and electric market in New York has resulted in a large number of energy service companies that offer gas and electric services to business and residential customers. We believe that our sustainable competitive advantage is our implementation and service model. However, our competitors may be better funded, have access to more business expansion capital, have strategic business and local relationships developed, and may have stronger capability to develop or license technologies, which could potentially affect our ability to compete.

There are multiple ways a company can proceed with trying to reduce energy spending. Competition in the industry typically approach from an administrative and supply side point of view. Many companies offer professional services where energy bills are audited for errors and for procurement opportunities. Reports are provided that show what is being spent at various times and seasons. Along with the audit, the company researches possible energy procurement and demand response opportunities in deregulated energy markets that may be accessible to the client. Kilojolts Consulting Group and Energen USA are such companies that provide an administrative solution.

We expect to be substantially dependent on direct sales to attract new clients and to manage customer relationships. In order to significantly compete down the road we will have to expand our direct sales force. We believe that there is significant competition for qualified, productive direct sales personnel with advanced sales skills and technical knowledge. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient direct sales personnel and sustaining revenue to support such hires. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel. If we are unable to hire and develop sufficient numbers of productive sales personnel our business prospects could suffer.

Intellectual Property

We do not own any intellectual property rights.

Governmental Regulations

We are required to comply with all regulations, rules and directives of local governmental authorities and agencies  in any jurisdiction which we would conduct activities. However, there is nothing specific to our business as we are providing consulting, advisory services to clients.

Employees

We have no employees other than our executive officers, who are also our directors.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers. Our officers and directors do not work exclusively for us and do not devote all of their time to our operations.   Although their other activities prevent them from devoting their full-time to our operations, we do not believe that this will have any impact on our business . It is expected that they will only be available on a part-time basis and may devote between 20 and 30 hours per week to our operations on an ongoing basis.

DESCRIPTION OF PROPERTY

The Company executive offices are located at 373 Smithtown Bypass, Suite 198, Hauppauge, NY 11788. We rent space from Mr. Muratore, our President and a director, under a month-to-month oral agreement. Pursuant to such agreement, we are obligated to pay $175 a month in rent to Mr. Muratore. The Company believes that its current office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board or that  a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of June 15 , 2012 , there were 22,818,800 common shares issued and outstanding, which are held by 45 shareholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of XR Energy Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Overview

We were formed to offer energy consulting services to smaller sized middle market companies, which are companies generating less than $5,000,000 a year in revenues . The Company will analyze customer’s energy consumption and recommend energy saving solutions.

Plan of Operation

We are an energy broker that provides energy consulting and solutions focused on assisting our clients in the procurement of natural gas at lower costs. We make our money from commissions paid by natural gas providers for every successful client we refer to them. Our principal operations are therefore focused more on administration activities in analyzing client energy usage; identifying savings for them by switching providers we have agreements with, and in selling these analysis services to new clients in the first place. This mode of operation significantly reduces capital and past experience required to operate our business.

We will initially concentrate on providing consulting services in the New York market. We chose this segment because there is currently high demand for utilities, and we believe demand will continue to increase in the foreseeable future. These are also segments that we believe small business such as ours that lack financial and manpower resources can enter into far more easily than other energy service businesses. At present, we have no plans to move outside of our target market.

During the first stages of our growth, our officers and directors will provide all the labor required to execute our business plan. Since we intend to operate with very limited administrative support, our officers and directors will continue to be responsible for all labor required to market our services to prospective clients and perform any professional services. If we manage to obtain engagements or contracts that necessitate the need for additional professional personnel, we plan on obtaining these services on an hourly contract basis only.

Within the next 9 months, we will look to assemble a sales and marketing team composed of minimum of 3 people that will formulate revenue models for our future sales and engage in direct marketing, email marketing, and social networking. Our officers and directors will continue to direct sales efforts with corporations, building owners and facility managers. Within 12 months we will look to attend trade shows to meet related market participants and display/promote XR Energy Inc. solutions.

We will attempt to obtain financing by the end of the 1st quarter of 2013; however, we have not secured financing to date and there are no assurances that we will be able to obtain financing or obtaining financing on favorable terms. We currently have not identified any potential lenders or investors. If we are unable to obtain financing on favorable terms we will be unable to complete our plan of operations.

The Company estimates that it will require an approximate minimum of $100,000 in the next 12 months to implement its activities.  Such funds will be needed for the following purposes:

Purpose	Amount
Office Expense	$12,000
Salaries	$30,000
Printing	$1,500
Working Capital	$21,500
Cost of operating as a public company:
Legal	$20,000
Accounting	15,000
Total	$100,000

A further detailed discussion of the above expenses is as follows:

Office Expense: We are currently paying $175 for office space. As we look to grow, we estimate that we would need additional office space of approximately 500 to 800 additional square feet at an approximate lease expense of $800 per month. We believe we can enter into a successful lease arrangement on a month to month basis to allow the company the flexibility to grow into larger space as needed.

Salaries: The company will hire administrative help on a part time basis when needed. The company estimates that 1 employee at up to 20hrs per week at $20 per hour would require $20,800 per year and believes $30,000 will be sufficient to cover all the costs associated with that expense. The company believes it can hire sales people to work on a 100% commission basis.

Printing: The company believes it will need printed marketing materials to expand its business. It estimates that such printed brochures, marketing materials and display advertising can be obtained at an approximate cost of $1,500.

Working Capital: Our principal operations are focused more on administration activities in analyzing client energy usage and identifying savings for them by switching providers, we believe we can operate with significantly reduced capital and believe $21,500 will be sufficient working capital to operate our business in its initial stage.

Cost of operating as a public company: Based on discussions with our auditors, accountants and counsel, we estimate that this expense, based on our current level of operations and not being subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 will cost us approximately $35,000 for the first next 12 months.

The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources , other than the ability to borrow up to $25,000 from Mr. Muratore, our president and a director.

We recognize revenues from consulting services and commissions from natural gas providers, who pay us when our clients purchase gas from such providers. We also hope to offer implementation services for a range of energy efficiency and renewable energy products but to date have not generated any revenues from implementation services.

Results of Operations

For the years ended December 31, 2011 and December 31, 2010

As of December 31 , 2011, the Company had $ 16 , 922 in cash and cash equivalents as compared to $18,413 as of December 31, 2010. We believe that such funds will not be sufficient to effectuate our plans with respect to the Company’s proposed operation over the next twelve months. We will need to seek additional capital for the purpose of effectuating our business plan.

Revenues

The Company did not generate any significant revenues during the period from August 31, 2009 (inception) through December 31 , 2011. For the year ended December 31 , 2011, we had $7,683 in income as compared to $1,112 of income for the year ended December 31, 2010. This income was collected from East Coast Power, LLC.

Total operating expenses

For the year ended December 31 , 2011 total operating expenses were $24,274 which consisted primarily of $20,500 for professional fees and $2,100 for rent and utilities, as compared to $15,124 of operating expenses for the year ended December 31 ,  2010 which consisted of $12,375 for professional fees and $2,100 for rent and utilities. The increase in operating expenses was primarily as a result of an increase in the professional fees

Net loss

Net loss for the year ended December 31 , 2011 was $16,591 , as compared to a net loss of $14,012 for the year ended December 31 , 2010. The increase in net loss was primarily the result of an increase in the amount of professional fees.

For the three months ended March 31, 2012 and March 31, 2011

As of March 31, 2012, the Company had $16,142 in cash and cash equivalents. We believe that such funds will not be sufficient to effectuate our plans with respect to the Company’s proposed operation over the next twelve months. We will need to seek additional capital for the purpose of effectuating our business plan.

Revenues

The Company did not generate any significant revenues during the period from August 31, 2009 (inception) through March 31, 2011. For the three months ended March 31, 2012, we had $1,445 in income as compared to $3,177 of income for the three months ended March 31, 2011. This income was collected from East Coast Power, LLC.

Total operating expenses

For the three months ended March 31, 2012 total operating expenses were $2,750 which consisted primarily of $2,000 for professional fees and $525 for rent and utilities, as compared to $687 of operating expenses for the three months ended March 31, 2011 which consisted of no professional fees and $525 for rent and utilities. The increase in operating expenses was primarily as a result of an increase in the professional fees.

Net loss

Net loss for the three months ended March 31, 2012 was $1,305, as compared to net income of $2,490 for the three months ended March 31, 2011. The increase in net loss was primarily the result of an increase in the amount of professional fees.

Liquidity and Capital Resources

As of March 31, 2012 , the Company had a cash balance of $16,142.  From June 2010 through July 2011 the Company sold an aggregate of 118,800 shares of its common stock in a private placement and raised gross proceeds of $29,700. The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company.

On May 10, 2012, the Company executed a Promissory Note payable to Tony Muratore, our president and a director. The note provides that until May 10, 2013, upon two business days' prior written notice to Mr. Muratore, we may borrow, from time to time, any amounts in increments of up to $5,000, provided that the aggregate principal amount outstanding under this note does not exceed $25,000. The note bears interest at a rate of 5% (default rate of 15%) and is due no later than May 10, 2013.

The Company currently has no other agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no significant arrangement or plan currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Currently we have incurred $(17,500) in connection with the cost of filing this registration statement. As we do not have sufficient funds on hand, the costs of this prospectus may not enable the Company to have sufficient funds to operate its business.

We currently have no commitments with any person for any capital expenditures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Michael T. Studer CPA P.C. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Anthony P. Muratore	42	President and Director

Tara Muratore	41	Treasurer, Secretary and Director

Anthony P. Muratore is the President of the Company. Since 2001, Mr. Muratore been the President of Consumer One Mortgage, arranging loans in both commercial and residential markets. From 2003 through 2007, he was a retail account executive with GunnAllen Financial Inc. serving individual investors . Mr. Muratore graduated SUNY Oneonta in 1991 with a B.S. in Business Economics. We believe that Mr. Muratore's qualifications to sit on our board of directors include his extensive experience analyzing and negotiating loan documentation.

Tara Muratore is the Secretary and Treasurer of the Company. Since 2006, Mrs. Muratore has worked as an accountant at SLP Financial Solutions. Mrs. Muratore graduated LI University C.W. Post in 1992 with a B.S. in Accounting. We believe Mrs. Muratore's qualifications to sit on our board of directors include her many years as a accountant for small, privately held companies.

Anthony Muratore and Tara Muratore are husband and wife.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our independent registered public accounting firm is Michael T. Studer CPA P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Since our incorporation on August 31, 2009, Anthony Muratore has been our President and a director. We have no formal employment or consulting agreement with Mr. Muratore. On September 8, 2009, Mr. Muratore was issued 12,000,000 shares of our common stock in consideration for his services as an officer to the Company, valued in the amount of $1,200.

Since our incorporation on August 31, 2009, Tara Muratore has been our Treasurer, Secretary and a director. We have no formal employment or consulting agreement with Mrs. Muratore. On September 8, 2009, Mrs. Muratore was issued 8,000,000 shares of our common stock in consideration for her services as an officer to the Company, valued in the amount of $800.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Anthony Muratore	2011	0	0	0	0	0	0	0	0
(President)	2010	0	0	0	0	0	0	0	0

Tara Muratore	2011	0	0	0	0	0	0	0	0
(Secretary and Treasurer)	2010	0	0	0	0	0	0	0	0

(1)	On September 8, 2009, Mr. Muratore was issued 12,000,000 shares of our common stock in consideration for his services as an officer to the Company, valued in the amount of $1,200.

(2)	On September 8, 2009, Mrs. Muratore was issued 8,000,000 shares of our common stock in consideration for her services as an officer to the Company, valued in the amount of $800.

Since our incorporation on August 31, 2009, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from August 31, 2009 (inception) to March 31, 2012 , none of our directors received compensation for services rendered in their capacity as a director.

No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of  June 15 , 2012 , the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 22.818,800 shares of our common stock issued and outstanding as of June 15 , 2012 .  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o XR Energy Inc., 373 Smithtown Bypass, Hauppauge, NY 11788.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Anthony Muratore	Common	12,000,000	52.59%

Tara Muratore	Common	8,000,000	35.06%

Directors and Officers as a Group (2 persons)	Common	20,000,000	87.65%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 8, 2009, we issued 12,000,000 shares of our common stock to Anthony Muratore. These shares were issued in exchange for services provided to us as an officer of the Company which we valued at $1,200. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Muratore is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On September 8, 2009, we issued 8,000,000 shares of our common stock to Tara Muratore. These shares were issued in consideration for services provided to us as an officer to the Company which we valued in the amount of $800. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Muratore is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

We rent office space from Mr. Muratore under a month-to-month oral agreement pursuant to which we pay $175 per month. As of March 31, 2012 we owe Mr. Muratore $4,725 for accrued rent.

Anthony Muratore and Tara Muratore are husband and wife.

Each of the above persons is considered a "promoter" under the rules and regulations of the SEC. None of the above promoters received, or is to receive, anything from the Company, either directly or indirectly, other than the shares of the Company stated above.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling shareholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

A uditing fees and expenses*	$12 ,500

SEC registration fee	$82.24

Legal fees and other expenses*	$1 2 ,000

Total	$24 ,582.24

*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Michael T. Studer CPA P.C. an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

XR ENERGY, INC.
INDEX TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of XR Energy, Inc.

I have audited the accompanying balance sheets of XR Energy, Inc. (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XR Energy, Inc. as of December 31, 2011 and 2010 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s present financial condition raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
May 14, 2012

XR Energy, Inc.
Balance Sheets
As of December 31, 2010 and 2011
andMarch 31, 2012 (Unaudited)

	March 31,	December 31,
	2012	2011	2010
	(Unaudited)
Assets

Current Assets

Cash and Cash Equivalents	$16,142	$16,922	$18,413

Total Current Assets	16,142	16,922	18,413

Total Assets	$16,142	$16,922	$18,413

Liabilities and Stockholders' Equity

Current Liabilities

Accounts Payable and Accrued Expenses	$4,725	$4,200	$2,100

Total Current Liabilities	4,725	4,200	2,100

Long-Term Liabilities

Due to Officer	1,250	1,250	1,250

Total Liabilities	5,975	5,450	3,350

Stockholders' Equity

Common Stock, $.0001 par value, 100,000,000 shares authorized, 22,818,800, 22,818,800 and 22,766,800, respectively, issued and outstanding	2,282	2,282	2,277
Additional Paid-In Capital	54,418	54,418	41,423
Accumulated Deficit	(46,533)	(45,228)	(28,637)

Total Stockholders' Equity	10,167	11,472	15,063

Total Liabilities and
Stockholders' Equity	$16,142	$16,922	$18,413

See accompanying notes to financial statements

XR Energy, Inc
Statements of Operations
For the years ended December 31, 2010 and 2011
and for the three months ended March 31, 2011 and 2012 (Unaudited)

	Three Months Ended
	March 31,	March 31,	Year Ended December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)

Income	$1,445	$3,177	$7,683	$1,112

Total Income	1,445	3,177	7,683	1,112

General and Administrative
Professional Fees	2,000	-	20,500	12,375
Rent and Utilities	525	525	2,100	2,100
Filing Fees	-	-	1,139	649
Advertising and Promotion	200	-	-	-
Corporate Income Taxes	25	72	270	-
Bank Charges	-	90	265	-

Total General and Administrative	2,750	687	24,274	15,124

Net Income (Loss)	$(1,305)	$2,490	$(16,591)	$(14,012)

Basic and Diluted Income (Loss) per Share	$(0.00)	$0.00	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding, Basic and Diluted	22,818,800	22,776,800	22,792,800	22,715,489

See accompanying notes to financial statements

XR Energy, Inc.
Statements of Stockholders' Equity
For the years ended December 31, 2010 and 2011
and for the three months ended March 31, 2012 (Unaudited)

	Common Stock		Additional		Total
	Number of	Par	Paid-In	Accumulated	Stockholders'
	Shares	Value	Capital	Deficit	Equity

Balance, December 31, 2009	22,700,000	$2,270	$24,730	$(14,625)	$12,375

Private Placements of Common Shares	66,800	7	16,693	-	16,700

Net (loss) for the year ended December 31, 2010	-	-	-	(14,012)	(14,012)

Balance, December 31, 2010	22,766,800	2,277	41,423	(28,637)	15,063

Private Placements of Common Shares	52,000	5	12,995	-	13,000

Net (loss) for the year ended December 31, 2011	-	-	-	(16,591)	(16,591)

Balance, December 31, 2011	22,818,800	2,282	54,418	(45,228)	11,472

Net (loss) for the three months ended March 31, 2012	-	-	-	(1,305)	(1,305)

Balance, March 31, 2012 (Unaudited)	22,818,800	$2,282	$54,418	$(46,533)	$10,167

See accompanying notes to financial statements

XR Energy, Inc.
Statements of Cash Flows
For the years ended December 31, 2010 and 2011
and for the three months ended March 31, 2011 and 2012 (Unaudited)

	Three Months Ended		Year Ended
	March 31,	March 31,	December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities:

Net Income (Loss)	$(1,305)	$2,490	$(16,591)	$(14,012)

Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:

Changes in Operating Assets and Liabilities:
Prepaid Consulting	-	-	-	12,375
Accounts Payable and
Accrued Expenses	525	525	2,100	2,100

Total Adjustments	525	525	2,100	14,475

Net cash provided (used) by operating activities	(780)	3,015	(14,491)	463

Cash Flows from Financing Activities:

Increase in Due to Officer	-	-	-	1,250
Private Placements of Common Shares		7,850	13,000	16,700

Net cash provided by financing activities	-	7,850	13,000	17,950

Net increase (decrease) in cash and cash equivalents	(780)	10,865	(1,491)	18,413

Cash and Cash Equivalents, Beginning of Period	16,922	18,413	18,413	-

Cash and Cash Equivalents, End of Period	$16,142	$29,278	$16,922	$18,413

Supplemental disclosures:

Interest and Taxes paid:

Interest Expense	$-	$-	$-	$-
Income Taxes	$25	$72	$270	$-

See accompanying notes to financial statements

XR ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

(1)    Organization and Business Description

XR Energy, Inc. (“XR” or the “Company”) was incorporated under the laws of the State of Nevada on August 31, 2009. XR offers energy consulting services to smaller sized middle market companies in the New York Metropolitan Area. The Company also earns a commission from the related utility for energy services brokered and sold to its customers.

Going Concern Uncertainty

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the Company continuing as a going concern. As of March 31, 2012, the Company had cash of $16,142 and working capital of $11,417. For the period August 31, 2009 (inception) through March 31, 2012, the Company had minimal revenues and a cumulative net loss of $46,533. These factors raise substantial doubt as to the ability of the Company to continue as a going concern. However, the Company plans to improve its financial condition by raising additional capital by selling shares of its common stock. Also, the Company plans to pursue new customers and acquisition prospects in order to attain profitable operations. However, there is no assurance that the Company will be successful in accomplishing these objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

(2)    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognizes revenues from consulting fees and commissions earned from various utilities related to sales of energy services to customers in the New York Metropolitan Area.  Revenues are recognized for financial reporting purposes when the utility delivers the energy services to the customer, acceptance has been approved by the customer, the fee is fixed or determinable, and collection of the related receivable is probable.

XR ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

Loss Per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares (such as stock options and convertible securities) had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the periods presented.

Income Taxes

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 740 “Income Tax”. ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of certain assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has adopted the provisions of FASB ASC 740-10-05 “Accounting for Uncertainty in Income Taxes”. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2011 and 2010, the Company had no material unrecognized tax benefits.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with FASB ASC 718, “Compensation – Stock Compensation”. The Company recognizes stock-based compensation expense for the fair value of all shares and stock options that are ultimately expected to vest over the requisite service period of the respective awards. To date, the Company has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

XR ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

(3)    Due To Officer

Due to Officer at March 31, 2012, December 31, 2011 and December 31, 2010 represents monies advanced to the Company by a major shareholder of the Company for the purpose of providing working capital for the business. The amount due is non-interest bearing and is payable on demand. The balance has been classified as a Long-term Liability because a demand for payment is not expected currently.

(4)    Income Taxes

The provision for (benefit from) income taxes for the years ended December 31, 2010 and 2011, and for the three months ended March 31, 2011 and 2012 are as follows, assuming a combined effective tax rate of approximately 40%:

	Three Months Ended		Years Ended
	March 31,		December 31,
	2012	2011	2011	2010
Federal and state
taxable income	$-	$-	$-	$-

Total current tax provision	-	-	-	-

Federal and state
loss carryforwards	(522)	966	(6,636)	(5,605)
Change in valuation allowance	522	(966)	6,636	5,605

Total deferred tax provision	-	-	-	-

Total income tax provision	$-	$-	$-	$-

The Company had deferred tax income tax assets as of December 31, 2010 and 2011 and March 31, 2012 as follows:

	March 31,	December 31,
	2012	2011	2010

Loss carryforwards	$18,613	$18,091	$11,455
Less: valuation allowance	(18,613)	(18,091)	(11,455)

Total net deferred tax assets	$-	$-	$-

XR ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

The Company has maintained a full valuation allowance against the total deferred tax assets for all periods due to the uncertainty of future utilization.

As of December 31, 2011, the Company has net operating loss carry forwards of $45,228 which expire $14,625 in 2029, $14,012 in 2030 and $16,591 in 2031.

(5)    Common Stock

In September 2009, the Company issued a total of 2,700,000 shares of restricted common stock related to three separate consulting agreements. Each contract had a term of six months and was valued at $1,500 per month, or $9,000 in total.  The aggregate value of these agreements was $27,000, was recorded as a Prepaid Expense upon issuance of the shares and was expensed over the six month term of the respective agreements. All shares were fully vested upon issuance.

During 2010, the Company sold and issued a total of 66,800 shares of restricted common stock in a series of private placements for $.25 per share with gross proceeds of $16,700.

During 2011, the Company sold and issued a total of 52,000 shares of restricted common stock in a series of private placements for $.25 per share with gross proceeds of $13,000.

There were no dilutive financial instruments issued or outstanding as of December 31, 2010 and 2011 and March 31, 2012.

(6)    Related Party Transactions

Included in Accounts Payable and Accrued Expenses at December 31, 2010, December 31, 2011 and March 31, 2012 is $2,100, $4,200 and $4,725, respectively, due to a Company, which is owned by a founding shareholder and officer of XR, for rent and related cost for office space utilized by XR under a verbal month-to-month agreement.

XR ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2011
 AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2012 (UNAUDITED)

(7)    Commitments and Contingencies

Rental Agreement

The Company rents office space from a related party (see Note 6) under a month-to-month agreement which provides for rent of $175 per month.

Registration Statement

On November 23, 2011, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) to register for sale the 2,818,800 shares of common stock issued to consultants in 2009 and sold to investors in a series of private placements in 2010 and 2011. The Company will not receive any proceeds from the shares sold by the selling shareholders.

On October 13, 2011, the Company executed an agreement with a law firm to assist in the preparation and filing of the registration statement. Pursuant to the agreement, the Company paid the law firm a total of $10,000 in October and November 2011, which has been included in the Statement of Operations as Professional Fees.

On December 20, 2011, the SEC issued a comment letter to the Company. The Company expects to file a response to the SEC comment letter no later than June 3 0 , 2012.

Conflicts of Interests

The Chief Executive Officer of the Company is currently involved in other business activities and may become involved in additional business opportunities in the future. As such, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

(8)    Subsequent Events

On May 10, 2012, the Company executed a Promissory Note payable to the Chief Executive Officer (the "Holder"). The Promissory Note provides that until May 10, 2013, upon two business days' prior written notice to the Holder, the Company may borrow from the Holder, from time to time, any amounts in increments of up to $5,000, provided that the aggregate principal amount outstanding under this note shall not exceed $25,000 and the Holder shall not be obligated to make any advances if an Event of Default has occurred and is continuing. The Promissory Note bears interest at a rate of 5% (default rate of 15%) and is due no later than May 10, 2013.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any Selling shareholders.

Securities and Exchange Commission registration fee	$82.84
Legal fees and miscellaneous expenses (*)	$1 2 ,000
A uditing fees and expenses (*)	$12 ,500
Total (*)	$24 ,582.84

(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On September 8, 2009, we issued 12,000,000 shares of our common stock to Anthony Muratore. These shares were issued in exchange for services provided to us as an officer of the Company which we valued at $1,200. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Muratore is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On September 8, 2009, we issued 8,000,000 shares of our common stock to Tara Muratore. These shares were issued in consideration for services provided to us as an officer to the Company which we valued in the amount of $800. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Muratore is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From June 2010 through July 2011 we issued 118,800 shares of common stock to  40  investors in a private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.  The consideration paid for such shares was $0.25 per share, amounting in the aggregate to $29,700. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each investor represented to the Company that he was either an “accredited investor” or sophisticated. There was no general solicitation or advertising in connection with this offering.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant *

3.2	By-Laws of XR Energy Inc. *

4.1	Promissory Note **

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered **

10.1	Form of Regulation D Subscription Agreement *

10.2	Consulting Agreement dated September 22, 2009 between XR Energy Inc. and RJB Consulting Inc. *

10.3	Consulting Agreement dated September 22, 2009 between XR Energy Inc. and Stephen Giametta *

10.4	Consulting Agreement dated September 22, 2009 between XR Energy Inc. and Andew Vicari *

10.5	Compensation Agreement dated August 2, 2010 between XR Energy Inc. and East Coast Power, LLC

10.6	Representative & Fee Agreement dated May 23, 2012 between Lexington Power & Light LLC. and East Coast Power, LLC

23.1	Consent of Michael T. Studer CPA P.C.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* Filed as an exhibit to the Form S-1 filed by the Company on November 23, 2011
** Filed as an exhibit to the Amendment No. 1 to the Form S-1 filed by the Company on May 15, 2012

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Securities Act of 1933 to any purchaser in the initial That, for the purpose of determining liability of the registrant under the distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hauppauge, State of New York, on June 18 , 2012 .

XR ENERGY INC.

By:	/s/ Anthony Muratore
Anthony Muratore,
President and Director (Principal Executive Officer)

By:	/s/ Tara Muratore
Tara Muratore,
Treasurer, Secretary and Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

June 18 , 2012	/s/ Anthony Muratore	Anthony Muratore	President and Director (Principal Executive Officer)

June 18 , 2012	/s/ Tara Muratore	Tara Muratore	Treasurer, Secretary and Director (Principal Financial and Accounting Officer)